WSFS Bank Center	WSFS Bank Place	1
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Investor Relations Contact: Andrew Basile
(302) 504-9857; abasile@wsfsbank.com
October 22, 2026	Media Contact: Connor Peoples
(215) 864-5645; cpeoples@wsfsbank.com

WSFS REPORTS 3Q 2026 EPS OF $1.75, REFLECTING YOY GROWTH OF 28%,
ROA OF 1.58% AND NIM OF 3.88%;
WEALTH AND TRUST FEES UP 30% YOY

Wilmington, DE — WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, today announced its financial results for the third quarter of 2026.
Selected financial results and metrics are as follows:

(Dollars in millions, except per share data)	3Q 2026	2Q 2026	3Q 2025
Net interest income	$196.6	$192.5	$184.0
Fee revenue	91.0	90.0	86.5
Total net revenue	287.6	282.5	270.5
Provision for credit losses	8.4	5.0	6.6
Noninterest expense	161.6	166.3	163.1
Net income attributable to WSFS	89.3	84.4	76.4
Pre-provision net revenue (PPNR)(1)	126.0	116.2	107.4
Earnings per share (EPS) (diluted)	1.75	1.63	1.37
Return on average assets (ROA) (a)	1.58%	1.52%	1.44%
Return on average equity (ROE) (a)	13.0	12.4	11.3
Fee revenue as % of total net revenue	31.6	31.8	31.9
Efficiency ratio	56.1	58.8	60.2
See “Notes”
GAAP results for the periods shown include items that are excluded from core results. Below is a summary of the financial effects of these items. For additional detail, refer to the Non-GAAP Reconciliation in the back of this press release.

	3Q 2026		2Q 2026		3Q 2025
(Dollars in millions, except per share data)	Total	Per share	Total	Per share	Total	Per share
Fee revenue (pre-tax)	$—	$—	$(2.2)	$(0.04)	$(1.5)	$(0.02)
Noninterest expense (pre-tax)	0.1	—	0.1	—	0.9	0.01
Income tax impacts	(0.1)	—	(0.5)	(0.01)	(0.6)	(0.01)

(1) As used in this press release, PPNR is a non-GAAP financial measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for credit losses. For a reconciliation of this and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	2
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
CEO Commentary and Highlights
Rodger Levenson, Chairman, CEO and President, said, "WSFS continued to perform well in the third quarter with a 25% year-over-year increase in core EPS(2). Our results include an expanded net interest margin, solid loan growth, and continued strong momentum in our Wealth and Trust franchise, which generated year-over-year fee growth of 30%. Additionally, we continued to execute our capital return framework through dividends and share repurchases, repurchasing nearly six percent of outstanding shares(3) in the first three quarters of 2026. We look forward to finishing the year out strong in the fourth quarter, while providing momentum as we enter 2027."
Overall highlights include:
•Core EPS of $1.75, an increase of 5% compared to 2Q 2026 and 25% compared to 3Q 2025.
•Core ROA(2) of 1.58%, an increase of 3bps compared to 2Q 2026 and 10bps compared to 3Q 2025.
•Gross loans and leases grew 5% annualized quarter-over-quarter.
•Net interest margin (NIM) of 3.88%, an increase of 1bp compared to 2Q 2026.
•Wealth and Trust delivered 30% year-over-year fee growth, continuing to produce consistent double-digit growth.
◦WSFS Institutional Services® fees increased 45%, The Bryn Mawr Trust Company of Delaware (BMT of DE), our personal trust business, increased 22%, and Private Wealth Management increased 14%.
•Our core efficiency ratio(2) was 56.1%, an improvement of 223bps compared to 2Q 2026 and 345bps compared to 3Q 2025.
•Repurchased $59.6 million of common stock (1.5% of outstanding shares(4)) and paid quarterly dividends of $10.2 million for a total capital return of $69.8 million.

(2)As used in this press release, core EPS, core ROA, and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(3) Year-to-date 2026 repurchases represent 5.6% of outstanding shares as of December 31, 2025.
(4) 3Q 2026 repurchases represent 1.5% of outstanding shares as of June 30, 2026.

WSFS Bank Center	WSFS Bank Place	3
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Third Quarter 2026 Discussion of Financial Results
Balance Sheet
The following table summarizes loan and lease balances and composition at September 30, 2026 compared to June 30, 2026 and September 30, 2025:

Loans and Leases
(Dollars in millions)	September 30, 2026		June 30, 2026		September 30, 2025
Commercial & industrial (C&I)(5)	$5,014	37%	$4,944	37%	$4,587	36%
Commercial mortgage	3,885	29	3,884	29	3,856	30
Construction	1,005	8	1,003	7	1,004	7
Commercial small business leases	593	4	584	4	617	5
Total commercial loans and leases	10,497	78	10,415	77	10,064	78
Residential mortgage	1,353	10	1,271	10	1,062	8
Consumer	1,813	13	1,815	14	1,897	15
Gross loans and leases	13,663	101%	13,501	101%	13,023	101%
Allowance for Credit Losses (ACL)	(185)	(1)	(177)	(1)	(183)	(1)
Net loans and leases	$13,478	100%	$13,324	100%	$12,840	100%
At September 30, 2026, WSFS’ gross loan and lease portfolio increased $162.6 million, or 1% (not annualized), when compared with June 30, 2026. Home Lending continued to generate strong performance across both mortgages and home equity, with overall growth of 6%. Commercial loans increased 1%, led by growth in C&I, as well as an increase in commercial small business leases. This growth was partially offset by continued runoff of the Spring EQ portfolio.
Gross loans and leases at September 30, 2026 increased 5% when compared with September 30, 2025. Excluding the impacts from the sale of the credit card portfolio and runoff of Spring EQ, gross loans and leases increased 7%. This growth was driven by increases in residential mortgage (27%), home equity (20%), and C&I (9%), partially offset by a decline in commercial small business leases.

(5) Includes owner-occupied real estate.

WSFS Bank Center	WSFS Bank Place	4
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
The following table summarizes client deposit balances and composition at September 30, 2026 compared to June 30, 2026 and September 30, 2025:

Client Deposits
(Dollars in millions)	September 30, 2026		June 30, 2026		September 30, 2025
Noninterest demand	$6,058	33%	$7,009	37%	$5,237	31%
Interest-bearing demand	3,075	17	2,878	15	2,966	17
Savings	1,336	7	1,352	7	1,408	8
Money market	6,015	33	5,894	31	5,536	32
Total core deposits	16,484	90	17,133	90	15,147	88
Time deposits	1,900	10	1,871	10	2,079	12
Total client deposits	$18,384	100%	$19,004	100%	$17,226	100%
Total client deposits decreased $619.5 million, or 3% (not annualized), when compared with June 30, 2026. The reduction in ending deposits reflects the expected outflow of transactional deposits at the end of the prior quarter within WSFS Institutional Services® and Commercial. These declines were partially offset by growth within interest-bearing demand (7%) due to seasonal increases in municipal deposits, money market (2%), and time deposits (2%). Average deposits increased slightly during the quarter, led by Commercial and Small Business.
Total client deposits increased $1.2 billion, or 7% from September 30, 2025, with core deposits increasing 9%. This growth was driven by a 16% increase in noninterest demand deposits, with growth in WSFS Institutional Services®, Commercial, and Consumer. Money market grew 9%, driven by growth across all business lines, while time deposits decreased 9%. Noninterest demand deposits increased to 33% of total client deposits, compared to 31% last year.
The deposit base remains well-diversified, with 56% of quarterly average client deposits coming from outside of our Consumer business. No- and low-cost deposit accounts(6) represented 58% of average total client deposits with a weighted average cost of 31bps for the quarter. The loan-to-deposit ratio(7) was 73% at September 30, 2026, providing capacity to fund ongoing loan growth.

(6) Includes noninterest demand, interest-bearing demand, and savings deposit accounts.
(7) Ratio of net loans and leases to total client deposits.

WSFS Bank Center	WSFS Bank Place	5
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Net Interest Income

	Three Months Ended
(Dollars in millions)	September 30, 2026	June 30, 2026	September 30, 2025
Net interest income before purchase accretion	$195.2	$190.9	$182.6
Purchase accounting accretion	1.3	1.6	1.4
Net interest income	$196.6	$192.5	$184.0

Net interest margin before purchase accretion	3.85%	3.84%	3.88%
Purchase accounting accretion	0.03	0.03	0.03
Net interest margin	3.88%	3.87%	3.91%
Net interest income increased $4.1 million, or 2% (not annualized), compared to 2Q 2026, primarily driven by higher average loan balances and higher yields on loans and investment securities. The higher yields were partially offset by higher deposit costs as we continued to see elevated deposit pricing competition.
Net interest income increased $12.6 million, or 7%, compared to 3Q 2025, primarily driven by lower deposit costs and higher average loan balances. These increases were partially offset by lower loan yields following Federal Funds Rate cuts in 2025.
Total loan yields were 6.26%, an increase of 2bps when compared to 2Q 2026 and a decrease of 38bps when compared to 3Q 2025. The year-over-year decrease was primarily driven by the impact of the aforementioned interest rate cuts.
Total client deposit costs were 1.33% and interest-bearing deposit costs were 2.05%, increases of 4bps and 5bps, respectively, compared to 2Q 2026. Total client deposit costs decreased 29bps and interest-bearing deposit costs decreased 32bps compared to 3Q 2025. The quarter-over-quarter increase in total client deposit costs reflects elevated deposit cost competition and mix shift. The year-over-year decrease was driven primarily by deposit repricing actions and mix shift.
Net interest margin of 3.88% increased 1bp compared to 2Q 2026, primarily due to higher average loan balances and higher investment yields, partially offset by higher deposit costs. Net interest margin decreased 3bps from 3Q 2025 primarily due to the impact of the 2025 interest rate cuts, partially offset by higher investment yields and favorable balance sheet mix.

WSFS Bank Center	WSFS Bank Place	6
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Asset Quality

(Dollars in millions)	September 30, 2026	June 30, 2026	September 30, 2025
Problem assets(8)	$530.4	$472.9	$629.7
Delinquencies (n)	92.7	95.6	104.7
Nonperforming assets (n)	82.7	81.0	72.6
Net (recoveries) charge-offs on loans and leases	(0.6)	7.1	9.9
Total net credit costs (q)	11.5	7.1	8.4
Problem assets to total Tier 1 capital plus ACL on loans and leases	21.66%	19.48%	26.64%
Classified assets to total Tier 1 capital plus ACL on loans and leases	15.81	16.96	19.20
Ratio of nonperforming assets to total assets (n)	0.37	0.36	0.35
Delinquencies (n) to gross loans (i)	0.68	0.71	0.81
Ratio of quarterly net charge-offs (recoveries) to average gross loans	(0.02)	0.21	0.30
Ratio of allowance for credit losses to total loans and leases (p)	1.36	1.32	1.41
Ratio of allowance for credit losses to nonaccruing loans (n)	262	260	254
See “Notes”
Overall, most asset quality metrics were stable with delinquencies reaching their lowest level in two years, while year-to-date net charge-offs were 3bps of average gross loans.
Problem assets increased $57.5 million compared to June 30, 2026, driven by several downgrades, primarily within multifamily and construction, partially offset by payoffs. Delinquencies decreased $2.9 million, or 3bps of gross loans, compared to June 30, 2026, driven by commercial payoffs. Problem assets decreased 16% and delinquencies decreased 11% compared to September 30, 2025.
Nonperforming assets (NPAs) increased $1.7 million, or 1bp of total assets, compared to June 30, 2026. The increase in NPAs was primarily driven by a student housing-related loan, partially offset by payoffs of a C&I loan and a CRE office loan.
Net recoveries on loans and leases for the quarter were $0.6 million compared to net charge-offs of $7.1 million in 2Q 2026. The quarter included recoveries of $7.6 million from the payoff of NPAs noted above.
Total net credit costs increased $4.4 million when compared to 2Q 2026, driven by a specific reserve of $8.1 million on the student housing-related loan mentioned above and a $2.0 million write-down of an OREO property, partially offset by the aforementioned recoveries.
The ACL on loans and leases was $185.2 million as of September 30, 2026, an increase of $8.0 million when compared to June 30, 2026, and the ACL coverage increased 4bps to 1.36%.

(8) Problem assets includes all criticized, classified, and nonperforming loans as well as other real estate owned (OREO).

WSFS Bank Center	WSFS Bank Place	7
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Fee Revenue(9)
Core fee revenue (noninterest income) of $91.0 million decreased $1.2 million, or 1%, compared to 2Q 2026. We continued to see strong momentum in Wealth and Trust, which had an increase of $2.5 million, or 5%, due to growth across WSFS Institutional Services® and Private Wealth Management. This increase was more than offset by a decline in Capital Markets revenue from lower demand for interest rate swaps due to the rate environment, as well as lower Cash Connect® revenue driven by a decrease in cash volume.
Core fee revenue increased $3.0 million, or 3%, compared to 3Q 2025. The increase was driven by a $12.5 million, or 30%, increase in Wealth and Trust, including 45% growth in WSFS Institutional Services®, driven by both Corporate Trust and Global Capital Markets, 22% growth in BMT of DE, and 14% growth in Private Wealth Management. These increases were partially offset by a $3.6 million decrease in Cash Connect®, primarily due to the impact of interest rate cuts in 2025 and lower ATM volumes, as well as lower gains on the sale of mortgage and SBA loans as we retained more of our originated loans.
For 3Q 2026, our core fee revenue ratio(9) was 31.6% compared to 32.3% in both 2Q 2026 and 3Q 2025. Fee revenue diversification is a strategic priority and we continue to see momentum in our fee businesses, particularly in Wealth and Trust.

(9) As used in this press release, core fee revenue and core fee revenue ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	8
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Noninterest Expense(10)
Core noninterest expense of $161.5 million decreased $4.8 million, or 3% (not annualized), compared to 2Q 2026. The decrease is primarily due to lower external fraud losses, including recoveries of previously incurred losses, lower medical costs, and lower professional fees which were primarily driven by a recovery of legal expenses. These decreases were partially offset by an increase in occupancy expenses and loan workout and other credit costs due to the write-down of an existing OREO property.
Core noninterest expense decreased $0.7 million, or less than 1%, compared to 3Q 2025. Excluding Cash Connect® external funding costs, which decreased due to lower rates and ATM volume, core noninterest expense increased $2.6 million(10), or 2%. This increase reflects higher salaries and benefits primarily due to merit increases, higher equipment expenses from client transaction costs in Wealth and Trust and continued investment in technology across the franchise, as well as the OREO write-down noted above. These increases were partially offset by lower external fraud losses and professional fees.
Our core efficiency ratio(10) was 56.1% in 3Q 2026, compared to 58.3% in 2Q 2026 and 59.5% in 3Q 2025, reflecting our focus on expense discipline while continuing to invest in the franchise.
Income Taxes
We recorded a $28.3 million income tax provision in 3Q 2026, compared to $26.8 million in 2Q 2026 and $24.4 million in 3Q 2025. The increases in income tax provision compared to 2Q 2026 and 3Q 2025 were primarily due to higher income before taxes.
The effective tax rate was 24.1% in 3Q 2026 compared to 24.1% in 2Q 2026 and 24.2% in 3Q 2025. The decrease in effective tax rate compared to 3Q 2025 is primarily due to increased federal tax credits.

(10) As used in this press release, core noninterest expense, adjusted core noninterest expense, and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	9
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Capital Management
Capital ratios remain strong and are all substantially in excess of the “well-capitalized” regulatory benchmarks at September 30, 2026, with a Common Equity Tier 1 capital ratio and Tier 1 capital ratio of 13.74%, Tier 1 leverage ratio of 10.40%, and Total Risk-based capital ratio of 15.47%.
WSFS’ total stockholders’ equity decreased $108.8 million, or 4%, during 3Q 2026. The decrease was primarily due to an increase in accumulated other comprehensive loss of $131.2 million, driven by market-value decreases on available-for-sale investment securities, and capital returns to stockholders of $69.8 million, partially offset by quarterly earnings of $89.3 million.
WSFS’ tangible common equity(11) decreased $104.4 million, or 6%, compared to June 30, 2026, primarily due to the reasons noted above. WSFS’ common equity to assets ratio decreased 19bps to 11.82% and tangible common equity to tangible assets ratio(12) decreased 29bps to 7.82% at September 30, 2026.
At September 30, 2026, book value per share was $51.58, a decrease of $1.39, or 3% (not annualized), from June 30, 2026, and tangible book value per share(11) was $32.67, a decrease of $1.57, or 5% (not annualized), from June 30, 2026, primarily due to the increase in accumulated other comprehensive loss. Book value per share increased $1.91, or 4%, and tangible book value per share increased $0.56, or 2%, compared to 3Q 2025.
During 3Q 2026, WSFS repurchased 748,970 shares of common stock for an aggregate of $59.6 million and paid quarterly cash dividends of $10.2 million. Total capital returns to stockholders through share repurchases and quarterly dividends was $69.8 million. WSFS has 8,451,059 shares, or approximately 17% of outstanding shares as of September 30, 2026, available for repurchase.
The Board of Directors approved a quarterly cash dividend of $0.20 per share of common stock. The dividend will be paid on November 20, 2026 to stockholders of record as of November 6, 2026.

(11) As used in this press release, tangible common equity, tangible common equity to tangible assets ratio, and tangible book value per share are non-GAAP financial measures. These non-GAAP financial measures exclude goodwill and intangible assets and the related tax-effected amortization. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	10
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Selected Business Segments (included in previous results):
Wealth and Trust
The Wealth and Trust segment provides a broad array of planning and advisory services, investment management, trust services, credit and deposit products to individual, corporate, and institutional Clients.
Selected quarterly performance results and metrics are as follows:

(Dollars in millions, except where otherwise noted)	September 30, 2026	June 30, 2026	September 30, 2025
Net interest income(12)	$34.6	$31.7	$24.0
Provision for (recovery of) credit losses	1.6	1.8	(0.1)
Fee revenue(12)	54.7	52.4	42.3
Noninterest expense(12)	35.1	34.5	32.0
Pre-tax income	52.7	47.7	34.4
Performance Metrics
WSFS Institutional Services® and BMT of DE fee revenue	$38.2	$36.3	$27.6
Private Wealth Management fee revenue	16.6	16.1	14.8
AUM/AUA (in billions)(13)	109.5	101.7	93.4
Wealth and Trust pre-tax income was $52.7 million, which increased $5.0 million, or 10% (not annualized), compared to 2Q 2026, driven by increases in net interest income of $3.0 million and fee revenue of $2.3 million.
The increase in net interest income was driven by higher yields on interest-earning assets. The increase in fee revenue was driven by higher deal activity in WSFS Institutional Services® and higher AUM-based fees.
Wealth and Trust pre-tax income increased $18.3 million, or 53%, compared to 3Q 2025, driven by increases in fee revenue of $12.4 million and net interest income of $10.6 million. These increases were partially offset by an increase in noninterest expense of $3.0 million.
The increase in fee revenue was driven by growth in WSFS Institutional Services®, Private Wealth Management, and BMT of DE. The increase in net interest income was due to higher noninterest deposit balances in WSFS Institutional Services®. The increase in noninterest expense was primarily due to higher salaries and benefits and client transaction costs, partially offset by a recovery of legal fees.
AUM/AUA increased $7.8 billion to $109.5 billion at the end of 3Q 2026 driven by account growth and market appreciation.

(12) Includes intercompany allocation of income and/or expense.
(13) Represents Assets Under Management and Assets Under Administration, in billions.

WSFS Bank Center	WSFS Bank Place	11
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Cash Connect®
Cash Connect® is a premier provider of ATM vault cash, smart safe and cash logistics services in the United States, servicing non-bank ATMs and smart safes nationwide and supporting ATMs for WSFS Bank Clients.
Selected quarterly financial results and metrics are as follows:

(Dollars in millions)	September 30, 2026	June 30, 2026	September 30, 2025
Net revenue(14)	$19.3	$19.7	$22.0
Noninterest expense(15)	16.3	16.8	19.6
Pre-tax income	2.9	3.0	2.3
Performance Metrics
Average cash managed	$1,197	$1,251	$1,386
Number of serviced non-bank ATMs and smart safes	35,053	35,171	36,511
Net profit margin	15.1%	15.0%	10.6%
ROA	2.26%	2.15%	1.67%
Cash Connect® pre-tax income of $2.9 million was down slightly compared to 2Q 2026. Net revenue decreased $0.5 million driven by lower cash volume as well as a decrease in units. Cash Connect® net profit margin of 15.1% and ROA of 2.26% were both up compared to 2Q 2026.
Compared to 3Q 2025, pre-tax income increased $0.6 million, driven by lower cost of non-earning cash and lower noninterest expense. Net revenue decreased $2.8 million driven by lower ATM volume and the impact of lower rates, which were more than offset by lower funding costs in noninterest expense. Net profit margin increased 445bps compared to 3Q 2025, while ROA increased 59bps.
Cash Connect® continues to shift its business mix from traditional non-bank ATMs to higher margin products, such as smart safe units and managed cash solutions. Cash Connect® smart safe units have grown 1% quarter-over-quarter and 5% year-over-year.

(14) Includes net interest income and intercompany allocation of income.
(15) Includes intercompany allocation of expense.

WSFS Bank Center	WSFS Bank Place	12
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Third Quarter 2026 Earnings Release Conference Call
Management will conduct a conference call to review 3Q 2026 results at 1:00 p.m. Eastern Time (ET) on Friday, October 23, 2026. Interested parties may access the conference call live on our Investor Relations website (https://investors.wsfsbank.com). For those who cannot access the live conference call, a replay will be accessible shortly after the event concludes through our Investor Relations website.
About WSFS Financial Corporation
WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally headquartered bank and wealth management franchise in the Greater Philadelphia and Delaware region. As of September 30, 2026, WSFS Financial Corporation had $22.1 billion in assets on its balance sheet and $109.5 billion in assets under management and administration. WSFS operates from 115 offices, 87 of which are banking offices, located in Pennsylvania (59), Delaware (38), New Jersey (14), Florida (2), Nevada (1) and Virginia (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management, and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Trust Advisors, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, WSFS Wealth® Management, LLC, WSFS Institutional Services®, and WSFS Mortgage®. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

WSFS Bank Center	WSFS Bank Place	13
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Forward-Looking Statements
This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, difficult market conditions and unfavorable economic trends in the United States generally and in financial markets, particularly in the markets in which the Company operates and in which its loans are concentrated, including difficult and unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, inflation, and economic growth; possible additional loan losses and impairment of the collectability of loans; losses incurred as a result of external fraud; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs and complying with government-imposed foreclosure moratoriums; the credit risk associated with the substantial amount of commercial real estate, commercial and industrial, and construction and land development loans in the Company's loan portfolio; changes in market interest rates, which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio, which could impact market confidence in the Company's operations; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations, and potential expenses associated with complying with such regulations; the Company's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms; the impacts related to or resulting from bank failures and other economic industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions; changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes; any impairments of the Company's goodwill or other intangible assets, or equity investments; the success of the Company's growth plans across our WSFS Bank, Cash Connect® and/or Wealth and Trust segments; the Company's ability to successfully integrate and fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and post-acquisition Client acceptance of the Company's products and services and related Client disintermediation; negative perceptions or publicity with respect to the Company generally and, in particular, the Company's Wealth and Trust business; failure of the financial and/or operational controls of the Company's Cash Connect® and/or Wealth and Trust segments; adverse judgments or other resolution of pending and future legal proceedings, and costs incurred in defending such proceedings; the Company's reliance on third parties for certain important functions, including the operation of its core systems, and any failures by such third parties; system failures or cybersecurity incidents or other breaches of the Company's network security, particularly given remote working arrangements; any actual or perceived failure or deficiency in the use of artificial intelligence by the Company or third-party vendors or service providers; the Company's ability to recruit and retain key Associates; the effects of weather, including climate change, and natural disasters such as floods, droughts, wind, tornadoes, wildfires and hurricanes as well as effects from geopolitical instability, armed conflicts, public health crises and man-made disasters including terrorist attacks; the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage); possible changes in the speed of loan prepayments by the Company's Clients and loan origination or sales volumes; possible changes in market valuations and/or the speed of prepayments of mortgage-backed securities (MBS) due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries, and pay dividends to its stockholders; any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; any compounding effects or unexpected interactions of the risks discussed above; and other risks and uncertainties, including those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 under the heading “Risk Factors” and in other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS," "the Company," "registrant," "we," "us," and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

WSFS Bank Center	WSFS Bank Place	14
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited)

	Three months ended			Nine months ended
(Dollars in thousands, except per share data)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Interest income:
Interest and fees on loans	$213,684	$208,206	$218,250	$627,133	$651,007
Interest on mortgage-backed securities	30,392	27,975	24,202	83,609	73,478
Interest and dividends on investment securities	2,137	2,157	2,180	6,465	6,552
Other interest income	17,692	18,498	13,789	52,743	31,452
	263,905	256,836	258,421	769,950	762,489
Interest expense:
Interest on deposits	62,630	59,694	71,185	181,821	212,413
Interest on Federal Home Loan Bank advances	495	491	586	1,425	2,473
Interest on senior and subordinated debt	2,775	2,765	1,089	8,306	4,252
Interest on trust preferred borrowings	1,390	1,370	1,524	4,115	4,565
Interest on other borrowings	21	16	14	53	52
	67,311	64,336	74,398	195,720	223,755
Net interest income	196,594	192,500	184,023	574,230	538,734
Provision for credit losses	8,393	5,044	6,566	11,439	36,537
Net interest income after provision for credit losses	188,201	187,456	177,457	562,791	502,197
Noninterest income:
Credit/debit card and ATM income	14,819	15,620	18,487	45,505	55,539
Investment management and fiduciary revenue	53,928	51,460	41,272	154,515	124,327
Deposit service charges	7,251	7,041	7,001	21,169	20,556
Mortgage banking activities, net	971	1,323	2,091	4,655	6,232
Loan and lease fee income	1,904	1,618	2,089	5,524	4,984
Unrealized loss on equity investment, net	—	(4,134)	—	(4,134)	—
Realized gain on sale of equity investment, net	146	159	939	305	957
Other income	11,959	16,881	14,592	43,522	42,782
	90,978	89,968	86,471	271,061	255,377
Noninterest expense:
Salaries, benefits and other compensation	93,817	95,767	91,661	281,471	263,283
Occupancy expense	9,380	8,309	8,498	27,828	27,220
Equipment expense	14,648	13,661	12,933	41,581	39,439
Data processing and operations expense	4,977	5,246	5,045	15,234	14,750
Professional fees	3,572	4,752	4,942	12,442	15,851
Marketing expense	2,528	2,567	2,178	7,230	5,798
FDIC expenses	2,539	2,523	2,739	7,696	7,750
Loss on debt extinguishment	—	—	352	—	352
Loan workout and other credit costs	3,150	2,087	1,802	7,411	3,671
Corporate development expense	62	63	171	182	(99)
Restructuring expense	24	—	398	2,820	658
Other operating expenses	26,862	31,325	32,337	86,729	95,521
	161,559	166,300	163,056	490,624	474,194
Income before taxes	117,620	111,124	100,872	343,228	283,380
Income tax provision	28,309	26,795	24,405	82,743	68,825
Net income	89,311	84,329	76,467	260,485	214,555
Less: Net income (loss) attributable to noncontrolling interest	15	(69)	18	(36)	(116)
Net income attributable to WSFS	$89,296	$84,398	$76,449	$260,521	$214,671
Diluted earnings per share of common stock:	$1.75	$1.63	$1.37	$5.01	$3.75
Weighted average shares of common stock outstanding for fully diluted EPS	51,100,141	51,935,567	55,960,833	52,010,835	57,171,976

See “Notes”

WSFS Bank Center	WSFS Bank Place	15
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited) - continued

	Three months ended			Nine months ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Performance Ratios:
Return on average assets (a)	1.58%	1.52%	1.44%	1.57%	1.37%
Return on average equity (a)	13.02	12.39	11.25	12.71	10.78
Return on average tangible common equity (a)(o)	20.74	19.78	18.31	20.23	17.78
Net interest margin (a)(b)	3.88	3.87	3.91	3.86	3.89
Efficiency ratio (c)	56.1	58.8	60.2	57.9	59.6
Noninterest income as a percentage of total net revenue (b)	31.6	31.8	31.9	32.0	32.1
See “Notes”

WSFS Bank Center	WSFS Bank Place	16
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025
Assets:
Cash and due from banks	$1,926,787	$2,565,643	$1,564,273
Investment securities, available-for-sale	3,691,117	3,841,008	3,502,159
Investment securities, held-to-maturity	925,722	943,292	979,698
Other investments	22,553	38,231	46,691
Net loans and leases (e)(f)(l)	13,478,388	13,323,785	12,840,383
Goodwill and intangibles	958,111	962,451	973,677
Other assets	1,109,081	979,538	933,534
Total assets	$22,111,759	$22,653,948	$20,840,415
Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$6,057,908	$7,008,388	$5,236,956
Interest-bearing deposits	12,326,178	11,995,247	11,989,262
Total client deposits	18,384,086	19,003,635	17,226,218
Other borrowings	304,369	307,017	255,099
Other liabilities	820,970	632,222	616,317
Total liabilities	19,509,425	19,942,874	18,097,634
Stockholders’ equity of WSFS	2,613,043	2,721,798	2,753,273
Noncontrolling interest	(10,709)	(10,724)	(10,492)
Total stockholders' equity	2,602,334	2,711,074	2,742,781
Total liabilities and stockholders' equity	$22,111,759	$22,653,948	$20,840,415
Capital Ratios:
Equity to asset ratio	11.82%	12.01%	13.21%
Tangible common equity to tangible asset ratio (o)	7.82	8.11	8.96
Common equity Tier 1 capital (required: 4.5%; well capitalized: 6.5%) (g)	13.74	13.76	14.39
Tier 1 leverage (required: 4.00%; well-capitalized: 5.00%) (g)	10.40	10.35	11.11
Tier 1 risk-based capital (required: 6.00%; well-capitalized: 8.00%) (g)	13.74	13.76	14.39
Total risk-based capital (required: 8.00%; well-capitalized: 10.00%) (g)	15.47	15.47	16.19
Asset Quality Indicators:
Nonperforming assets:
Nonaccruing loans (s)(n)	$70,810	$68,271	$72,148
Assets acquired through foreclosure	11,846	12,690	439
Total nonperforming assets	$82,656	$80,961	$72,587
Past due loans (h)(n)	$15,718	$8,112	$14,295
Troubled loans (t)(n)	109,074	105,736	156,803
Allowance for credit losses	187,882	180,035	185,504
Ratio of nonperforming assets to total assets (n)	0.37%	0.36%	0.35%
Ratio of allowance for credit losses to total loans and leases (p)	1.36	1.32	1.41
Ratio of allowance for credit losses to nonaccruing loans (n)	262	260	254
Ratio of quarterly net (recoveries) charge-offs to average gross loans (a)(e)(i)	(0.02)	0.21	0.30
Ratio of year-to-date net charge-offs to average gross loans (a)(e)(i)	0.03	0.06	0.45
See “Notes”

WSFS Bank Center	WSFS Bank Place	17
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET (Unaudited)

(Dollars in thousands)	Three months ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)
Assets:
Interest-earning assets:
Loans: (e) (j)
Commercial and industrial	$4,944,975	$76,763	6.18%	$4,838,475	$73,772	6.13%	$4,609,091	$74,136	6.38%
Commercial real estate loans (r)	4,910,602	77,832	6.29	4,896,752	75,795	6.21	4,831,359	82,914	6.81
Commercial leases	586,544	12,595	8.59	581,053	12,560	8.65	620,096	13,586	8.76
Residential mortgage	1,276,935	18,074	5.66	1,142,113	15,774	5.52	1,002,442	13,711	5.47
Consumer loans	1,810,352	28,012	6.14	1,854,178	28,889	6.25	1,908,700	32,548	6.77
Loans held for sale	25,675	408	6.30	78,068	1,416	7.28	75,418	1,355	7.13
Total loans and leases	13,555,083	213,684	6.26	13,390,639	208,206	6.24	13,047,106	218,250	6.64
Mortgage-backed securities (d)	4,395,451	30,392	2.77	4,286,970	27,975	2.61	4,090,178	24,202	2.37
Investment securities (d)	358,714	2,137	2.69	363,491	2,157	2.71	366,450	2,180	2.66
Other interest-earning assets	1,844,939	17,692	3.80	1,979,080	18,498	3.75	1,227,761	13,789	4.46
Total interest-earning assets	$20,154,187	$263,905	5.21%	$20,020,180	$256,836	5.16%	$18,731,495	$258,421	5.48%
Allowance for credit losses	(185,294)			(183,731)			(190,837)
Cash and due from banks	523,758			555,255			570,022
Other noninterest-earning assets	1,907,015			1,881,773			1,924,418
Total assets	$22,399,666			$22,273,477			$21,035,098
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing demand	$2,856,067	$6,970	0.97%	$2,796,834	$6,254	0.90%	$2,825,284	$7,870	1.11%
Savings	1,368,308	1,444	0.42	1,370,482	1,172	0.34	1,433,399	1,723	0.48
Money market	6,007,946	39,889	2.63	5,890,550	38,131	2.60	5,581,010	42,378	3.01
Time deposits	1,870,707	14,327	3.04	1,894,349	14,137	2.99	2,077,815	19,214	3.67
Total interest-bearing client deposits	12,103,028	62,630	2.05	11,952,215	59,694	2.00	11,917,508	71,185	2.37
Brokered deposits	11	—	—	—	—	—	—	—	—
Total interest-bearing deposits	12,103,039	62,630	2.05	11,952,215	59,694	2.00	11,917,508	71,185	2.37
Federal Home Loan Bank advances	49,457	495	3.92	50,000	491	3.88	50,215	586	4.63
Trust preferred borrowings	91,145	1,390	6.05	91,096	1,370	6.03	90,952	1,524	6.65
Senior and subordinated debt	197,074	2,775	5.63	196,997	2,765	5.61	148,766	1,089	2.93
Other borrowed funds	25,421	21	0.33	22,324	16	0.29	16,504	14	0.34
Total interest-bearing liabilities	$12,466,136	$67,311	2.14%	$12,312,632	$64,336	2.10%	$12,223,945	$74,398	2.41%
Noninterest-bearing demand deposits	6,561,908			6,631,914			5,493,161
Other noninterest-bearing liabilities	660,398			606,784			633,625
Stockholders’ equity of WSFS	2,721,973			2,732,684			2,694,883
Noncontrolling interest	(10,749)			(10,537)			(10,516)
Total liabilities and equity	$22,399,666			$22,273,477			$21,035,098
Excess of interest-earning assets over interest-bearing liabilities	$7,688,051			$7,707,548			$6,507,550
Net interest and dividend income		$196,594			$192,500			$184,023
Interest rate spread			3.07%			3.06%			3.07%
Net interest margin			3.88%			3.87%			3.91%
See “Notes”

WSFS Bank Center	WSFS Bank Place	18
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(Dollars in thousands, except per share data)	Three months ended			Nine months ended
Stock Information:	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Market price of common stock:
High	$82.94	$78.39	$59.67	$82.94	$59.67
Low	74.78	64.98	52.58	54.31	42.44
Close	75.57	76.73	53.93	75.57	53.93
Book value per share of common stock	51.58	52.97	49.67
Tangible common book value (TBV) per share of common stock (o)	32.67	34.24	32.11
Number of shares of common stock outstanding (000s)	50,660	51,388	55,427
Other Financial Data:
One-year repricing gap to total assets (k)(u)	3.02%	6.45%	(1.34)%
Weighted average duration of the MBS portfolio	5.6 years	5.6 years	6.0 years
Unrealized losses on securities available for sale, net of taxes	$(518,520)	$(393,925)	$(400,669)
Number of Associates (FTEs) (m)	2,323	2,391	2,338
Number of offices (branches, LPO’s, operations centers, etc.)	115	114	114
Notes:
(a)Annualized.
(b)Computed on a fully tax-equivalent basis.
(c)Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)Includes securities held-to-maturity (at amortized cost) and securities available-for-sale (at fair value).
(e)Net of unearned income.
(f)Net of allowance for credit losses.
(g)Represents capital ratios of WSFS Financial Corporation and subsidiaries. Capital Ratios for the current quarter are to be considered preliminary until regulatory filings for the quarter are completed.
(h)Accruing loans which are contractually past due 90 days or more as to principal or interest. Balance includes student loans, which are U.S. government guaranteed with little risk of credit loss.
(i)Excludes loans held for sale and reverse mortgage loans.
(j)Nonperforming loans are included in average balance computations.
(k)The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(l)Includes loans held for sale and reverse mortgages.
(m)Includes seasonal Associates, when applicable.
(n)Includes loans held for sale.
(o)The Company uses non-GAAP (United States Generally Accepted Accounting Principles) financial information in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP financial measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these and other non-GAAP financial measures to their most directly comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(p)Reflects allowance for credit losses on loans and leases over the amortized cost of the total portfolio.
(q)Includes provision for credit losses, loan workout expenses, OREO expenses and other credit costs.
(r)Includes commercial mortgage and commercial construction loans.
(s)Includes nonaccruing troubled loans.
(t)Represents loans modified in the form of principal forgiveness, interest rate reduction, an other-than-insignificant payment delay, or a term extension to borrowers experiencing financial difficulty.
(u)Includes the impact of cash flow hedges. Prior period amounts have been updated to conform to current presentation.

WSFS Bank Center	WSFS Bank Place	19
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation (o):	Three months ended			Nine months ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net interest income (GAAP)	$196,594	$192,500	$184,023	$574,230	$538,734
Core net interest income (non-GAAP)	196,594	192,500	184,023	574,230	538,734
Noninterest income (GAAP)	90,978	89,968	86,471	271,061	255,377
Plus: Unrealized loss on equity investments, net	—	(4,134)	—	(4,134)	—
Less: Realized gain on sale of equity investment, net	146	159	939	305	957
Plus: Visa derivative valuation adjustment	—	—	(2,429)	—	(2,429)
(Plus)/less: (Loss) gain on sale of credit card portfolio	(140)	1,746	—	1,605	—
Core fee revenue (non-GAAP)	$90,972	$92,197	$87,961	$273,285	$256,849
Core net revenue (non-GAAP)	$287,566	$284,697	$271,984	$847,515	$795,583
Core net revenue (non-GAAP)(tax-equivalent)	$288,087	$285,231	$272,482	$849,100	$797,023
Noninterest expense (GAAP)	$161,559	$166,300	$163,056	$490,624	$474,194
Less: Loss on debt extinguishment	—	—	352	—	352
Less/(plus): Corporate development expense	62	63	171	182	(99)
Less: Restructuring expense	24	—	398	2,820	658
Core noninterest expense (non-GAAP)	$161,473	$166,237	$162,135	$487,622	$473,283
Core efficiency ratio (non-GAAP)	56.1%	58.3%	59.5%	57.4%	59.4%
Core fee revenue ratio (non-GAAP) (b)	31.6%	32.3%	32.3%	32.2%	32.2%

	End of period
	September 30, 2026	June 30, 2026	September 30, 2025
Total assets (GAAP)	$22,111,759	$22,653,948	$20,840,415
Less: Goodwill and other intangible assets	958,111	962,451	973,677
Total tangible assets (non-GAAP)	$21,153,648	$21,691,497	$19,866,738
Total stockholders’ equity of WSFS (GAAP)	$2,613,043	$2,721,798	$2,753,273
Less: Goodwill and other intangible assets	958,111	962,451	973,677
Total tangible common equity (non-GAAP)	$1,654,932	$1,759,347	$1,779,596

Tangible common book value (TBV) per share:
Book value per share (GAAP)	$51.58	$52.97	$49.67
Tangible common book value per share (non-GAAP)	32.67	34.24	32.11
Tangible common equity to tangible assets:
Equity to asset ratio (GAAP)	11.82%	12.01%	13.21%
Tangible common equity to tangible assets ratio (non-GAAP)	7.82	8.11	8.96

WSFS Bank Center	WSFS Bank Place	20
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Nine months ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
GAAP net income attributable to WSFS	$89,296	$84,398	$76,449	$260,521	$214,671
Plus: Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative adjustment, (loss) gain on sale of credit card portfolio, loss on debt extinguishment, corporate development and restructuring expense	80	2,292	2,411	5,226	2,383
Less: Tax impact of pre-tax adjustments	(57)	(539)	(589)	(1,235)	(616)
Adjusted net income (non-GAAP) attributable to WSFS	$89,319	$86,151	$78,271	$264,512	$216,438

GAAP return on average assets (ROA)	1.58%	1.52%	1.44%	1.57%	1.37%
Plus: Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative adjustment, (loss) gain on sale of credit card portfolio, loss on debt extinguishment, corporate development and restructuring expense	—	0.04	0.05	0.03	0.02
Less: Tax impact of pre-tax adjustments	—	(0.01)	(0.01)	(0.01)	—
Core ROA (non-GAAP)	1.58%	1.55%	1.48%	1.59%	1.39%

Earnings per share (diluted) (GAAP)	$1.75	$1.63	$1.37	$5.01	$3.75
Plus: Pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative adjustment, (loss) gain on sale of credit card portfolio, loss on debt extinguishment, corporate development and restructuring expense	—	0.04	0.04	0.10	0.04
Less: Tax impact of pre-tax adjustments	—	(0.01)	(0.01)	(0.02)	—
Core earnings per share (non-GAAP)	$1.75	$1.66	$1.40	$5.09	$3.79

Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$89,296	$84,398	$76,449	$260,521	$214,671
Plus: Tax effected amortization of intangible assets	2,745	2,766	2,864	8,289	8,756
Net tangible income (non-GAAP)	$92,041	$87,164	$79,313	$268,810	$223,427
Average stockholders’ equity of WSFS	$2,721,973	$2,732,684	$2,694,883	$2,741,236	$2,661,709
Less: Average goodwill and intangible assets	961,111	964,974	976,270	964,853	981,809
Net average tangible common equity	$1,760,862	$1,767,710	$1,718,613	$1,776,383	$1,679,900
Return on average tangible common equity (non-GAAP)	20.74%	19.78%	18.31%	20.23%	17.78%

Calculation of PPNR:
Net income (GAAP)	$89,311	$84,329	$76,467	$260,485	$214,555
Plus: Income tax provision	28,309	26,795	24,405	82,743	68,825
Plus: Provision for credit losses	8,393	5,044	6,566	11,439	36,537
PPNR (non-GAAP)	$126,013	$116,168	$107,438	$354,667	$319,917

WSFS Bank Center	WSFS Bank Place	21
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended
	September 30, 2026	June 30, 2026	September 30, 2025
Calculation of adjusted core noninterest expense:
Core noninterest expense (non-GAAP)	$161,473	$166,237	$162,135
Less: Cash Connect® external funding costs	7,805	7,985	11,045
Adjusted core noninterest expense (non-GAAP)	$153,668	$158,252	$151,090